CERTIFICATE OF AUTHOR

I, Eugene J. Puritch, P. Eng., residing at 44 Turtlecreek Blvd., Brampton, Ontario, L6W 3X7, do hereby certify that:

1.

I am an independent mining consultant.

2.

I am a graduate of The Haileybury School of Mines, with a Technologist Diploma in Mining, as well as obtaining an additional year of undergraduate education in Mine Engineering at Queen’s University. In addition I have also met the Professional Engineers of Ontario Academic Requirement Committee’s Examination requirement for Bachelor’s Degree in Engineering Equivalency. I have practiced my profession continuously since 1978.  My summarized career experience is as follows:

- Mining Technologist - H.B.M.&S. and Inco Ltd.

1978-1980

- Open Pit Mine Engineer – Cassiar Asbestos/Brinco Ltd

1981-1983

- Pit Engineer/Drill & Blast Supervisor – Detour Lake Mine

1984-1986

- Self-Employed Mining Consultant – Timmins Area

1987-1988

- Mine Designer/Resource Estimator – Dynatec/CMD/Bharti

1989-1995

- Self-Employed Mining Consultant/Resource-Reserve Estimator

1995-2004

- President – P & E Mining Consultants Inc.

2004-Present

3.

I am a mining consultant currently licensed by the Professional Engineers of Ontario (License No. 100014010) and registered with the Ontario Association of Certified Engineering Technicians and Technologists as a Senior Engineering Technologist.  I am also a member of the National and Toronto CIM.

4.

I am responsible for sections 15, 17 and 18 (portions) of this report entitled. “Technical Report and Resource Estimate on the Fuwan Property, Guangdong Province, China.”

5.

I visited the Fuwan Property on Aug 25th, 2005.

6.

I am not aware of any material fact or material change with respect to the subject matter of the Report that is not reflected in the Report, the omission of which would make the Report misleading.

7.

I am an independent of the issuer applying all of the tests in sect 1.5 of NI 43-101.

8.

I have read NI 43-101 and Form 43-101F1 and the Report has been prepared in compliance therewith.

9.

I am a “qualified person” for the purposes of NI 43-101 due to my experience and current affiliation with a professional organization (Professional Engineers of Ontario) as defined in NI 43-101.

10.

I consent to the use of the Technical Report with the United Stated Securities Commission (“SEC) with respect to Minco Mining & Metals Corporation’s Annual Form 20-F Registration Statement including the electronic publication in the EDGAR system with the SEC accessible by the public, of the Technical Report.

DATED this 9th Day of June, 2006

_______________________

Eugene Puritch, P.Eng.